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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

Frankfort First Bancorp, Inc.

                                                                            State or
                                                         Percentage    Other Jurisdiction
           Subsidiaries (1)                              Ownership     of Incorporation
           ----------------                              ----------    ------------------
First Federal Savings Bank of Frankfort                     100%          United States
Main Street Financial Services, Inc.(2)                     100%            Kentucky

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      (1)   The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.

      (2) Wholly owned subsidiary of First Federal. During fiscal 2004 the operations of the subsidiary were merged into those of First Federal.